Exhibit 99.1

Range Resources Corporation

Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated financial information is presented to illustrate the effect of Range Resources Corporation’s (“Range”, “our”, “we”) sale of certain assets in Virginia and West Virginia on our historical financial position and operating results. The sale closed on December 30, 2015. The accompanying unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations have been prepared to assist in the analysis of the financial effects of the divestiture. This divestiture does not qualify as a discontinued operation under ASC 205 after our 2014 adoption of Accounting Standards Update 2014-08. This pro forma information is based on the historical consolidated financial statements of Range and should be read in conjunction with the accompanying footnotes and the financial statements included in the Range Resources Corporation Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 24, 2015 and Quarterly Report on Form 10-Q for the three and the nine months ended September 30, 2015, filed with the SEC on October 28, 2015.

The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2015 has been prepared to give effect to the divestiture as if it had occurred on September 30, 2015. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015 have been prepared to give effect to the divestiture as if it had occurred on January 1, 2014.

The unaudited pro forma consolidated balance sheet and statements of operations included herein are for information purposes only and are not necessarily indicative of the results that might have occurred had the divestiture taken place on the respective dates assumed. Actual results may differ significantly from those reflected here in the unaudited consolidated pro forma financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma consolidated financial statements and actual results. The pro forma adjustments in the unaudited pro forma consolidated balance sheet and the statements of operations included herein include the use of estimates and assumptions as described in the accompanying notes. The pro forma adjustments are based on information available to management at the time these unaudited pro forma consolidated financial statements were prepared. We believe our current estimates provide a reasonable basis of presenting the significant effects of the transaction. However, the estimates and assumptions are subject to change as additional information becomes available. The unaudited pro forma consolidated financial statements only include adjustments related to the disposition of the Virginia and West Virginia assets.

RANGE RESOURCES CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(Unaudited, in thousands, except per share data)

September 30, 2015

	As Reported	Pro Forma Adjustments		As Adjusted
Assets
Current assets:
Cash and cash equivalents	$490	$865,331	(a)	$865,821
Accounts receivable less allowance for doubtful accounts of $3,306	110,792	—		110,792
Derivative asset	289,108	—		289,108
Inventory and other	23,038	(102	) (b)	22,936

Total current assets	423,428	865,229		1,288,657

Derivative asset	44,067	—		44,067
Natural gas and oil properties, successful efforts method	10,656,621	(1,671,500	) (b)	8,985,121
Accumulated depletion and depreciation	(2,871,827)	351,848	(b)	(2,519,979)

	7,784,794	(1,319,652)		6,465,142

Other property and equipment	128,535	(19,236	) (b)	109,299
Accumulated depreciation and amortization	(98,700)	10,238	(b)	(88,462)

	29,835	(8,998)		20,837

Other assets	115,780	(74	) (b)	115,706

Total assets	$8,397,904	$(463,495)		$7,934,409

Liabilities
Current liabilities:
Accounts payable	$147,870	$—		$147,870
Asset retirement obligations	17,689	(375	) (b)	17,314
Accrued liabilities	172,702	(2,022	) (b)	170,680
Derivative liabilities	293	—		293
Accrued interest	31,756	—		31,756
Deferred tax liabilities	95,502	—		95,502

Total current liabilities	465,812	(2,397)		463,415

Bank debt	987,000	—		987,000
Senior notes	750,000	—		750,000
Subordinated notes	1,850,000	—		1,850,000
Deferred tax liabilities	843,189	(161,235	) (b)	681,954
Derivative liabilities	111	—		111
Deferred compensation liabilities	117,137	—		117,137
Asset retirement obligations and other liabilities	299,973	(47,676	) (b)	252,297

Total liabilities	5,313,222	(211,308)		5,101,914

Commitments and contingencies

Stockholders’ Equity
Preferred stock, $1 par, 10,000,000 shares authorized, none issued and outstanding	—	—		—
Common stock, $0.01 par, 475,000,000 shares authorized, 169,369,535 issued at September 30, 2015	1,693	—		1,693
Common stock held in treasury, 60,015 shares at September 30, 2015	(2,275)	—		(2,275)
Additional paid-in capital	2,439,075	—		2,439,075
Retained earnings	646,189	(252,187	) (b)	394,002

Total stockholders’ equity	3,084,682	(252,187)		2,832,495

Total liabilities and stockholders’ equity	$8,397,904	$(463,495)		$7,934,409

See accompanying notes.

RANGE RESOURCES CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

(Unaudited, in thousands, except per share data)

	As Reported	Pro Forma Adjustments (c)	As Adjusted
Revenues and other income:
Natural gas, NGL and oil sales	$835,601	$(90,902)	$744,699
Derivative fair value income	290,052	—	290,052
Gain on the sale of assets	2,053	—	2,053
Brokered natural gas, marketing and other	61,688	(9,617)	52,071

Total revenues and other income	1,189,394	(100,519)	1,088,875

Costs and expenses:
Direct operating	106,975	(15,283)	91,692
Transportation, gathering and compression	284,258	(6,008)	278,250
Production and ad valorem taxes	26,506	(5,160)	21,346
Brokered natural gas and marketing	80,924	(22,796)	58,128
Exploration	17,146	(759)	16,387
Abandonment and impairment of unproved properties	36,187	—	36,187
General and administrative	150,471	(7,548)	142,923
Termination costs	6,290	—	6,290
Deferred compensation plan	(56,611)	—	(56,611)
Interest expense	125,590	(34,190)	91,400
Loss on early extinguishment of debt	22,495	—	22,495
Depletion, depreciation and amortization	453,178	(47,962)	405,216
Impairment of proved properties and other assets	502,233	—	502,233

Total costs and expenses	1,755,642	(139,706)	1,615,936

(Loss) income before income taxes	(566,248)	39,187	(527,061)
Income tax (benefit) expense:
Current	—	—	—
Deferred	(174,390)	15,283	(159,107)

	(174,390)	15,283	(159,107)

Net (loss) income	$(391,858)	$23,904	$(367,954)

Loss per common share:
Basic	$(2.36)		$(2.21)

Diluted	$(2.36)		$(2.21)

Dividends paid per common share	$0.12		$0.12

Weighted average common shares outstanding:
Shares– basic	166,327		166,327
Shares– diluted	166,327		166,327

See accompanying notes.

RANGE RESOURCES CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(Unaudited, in thousands, except per share data)

	As Reported	Pro Forma Adjustments (c)	As Adjusted
Revenues and other income:
Natural gas, NGL and oil sales	$1,911,989	$(147,889)	$1,764,100
Derivative fair value income	383,520	—	383,520
Gain on the sale of assets	285,638	—	285,638
Brokered natural gas, marketing and other	130,548	(5,046)	125,502

Total revenues and other income	2,711,695	(152,935)	2,558,760

Costs and expenses:
Direct operating	150,483	(18,198)	132,285
Transportation, gathering and compression	325,289	(5,298)	319,991
Production and ad valorem taxes	44,555	(7,223)	37,332
Brokered natural gas and marketing	129,980	(14,240)	115,740
Exploration	63,548	(999)	62,549
Abandonment and impairment of unproved properties	47,079	(100)	46,979
General and administrative	213,426	(8,647)	204,779
Termination costs	8,371	—	8,371
Deferred compensation plan	(74,550)	—	(74,550)
Interest expense	168,977	(33,900)	135,077
Loss on early extinguishment of debt	24,596	—	24,596
Depletion, depreciation and amortization	551,032	(53,192)	497,840
Impairment of proved properties and other assets	28,024	—	28,024

Total costs and expenses	1,680,810	(141,797)	1,539,013

Income (loss) before income taxes	1,030,885	(11,138)	1,019,747
Income tax (benefit) expense
Current	1	—	1
Deferred	396,502	(4,344)	392,158

	396,503	(4,344)	392,159

Net income (loss)	$634,382	$(6,794)	$627,588

Net income per common share:
Basic	$3.81		$3.77

Diluted	$3.79		$3.75

Dividends paid per common share	$0.16		$0.16

Weighted average common shares outstanding:
Shares– basic	163,625		163,625
Shares– diluted	164,403		164,403

See accompanying notes.

RANGE RESOURCES CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

On December 30, 2015, we completed the sale of our certain assets in Virginia and West Virginia for a purchase price of $876.0 million subject to the terms of the purchase and sale agreement dated November 3, 2015. The sale has an effective date of November 1, 2015 and consequently operating net revenues after that date is a downward adjustment to the selling price through the normal post-closing provisions of the agreement.

The accompanying unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations have been prepared to give effect to the divestiture as if it had occurred on September 30, 2015 for the unaudited pro forma consolidated balance sheet and on January 1, 2014 for the unaudited pro forma consolidated statements of operations.

The following are descriptions of the individual columns included in the accompanying unaudited pro forma consolidated balance sheet and the accompanying unaudited pro forma consolidated statements of operations.

(2) PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated financial statements reflect the following adjustments:

Balance Sheet

“As reported” – represents the historical consolidated balance sheet of Range Resources Corporation as of September 30, 2015.

a)	To adjust for the proceeds and other estimated closing and post-closing adjustments associated with the divestiture. The following is a table of the estimated cash proceeds (in thousands):

Gross cash proceeds	$876,000
Less estimated closing and post-closing adjustments	(10,669)

Estimated net cash proceeds	$865,331

b)	To remove the Virginia and West Virginia assets sold as a part of the purchase and sale agreement dated November 3, 2015. The following is a summarization of the application of net proceeds and estimated loss on the divestiture (in thousands):

Net proceeds	$865,331
Net investment in inventory and other assets	(176)
Net investment in natural gas and oil properties	(1,319,652)
Net investment in other property and equipment	(8,998)
Other liabilities – firm transportation contract	9,743
Asset retirement obligation	40,330

Loss on disposition of assets	(413,422)
Tax benefit	161,235)

Net loss on disposition of assets	$(252,187)

Statements of Operations

“As reported” – represents the historical consolidated statements of operations of Range Resources for the year ended December 31, 2014 and the nine months ended September 30, 2015.

c)	All adjustments are to eliminate revenues and costs and expenses (including the income tax effect) of our Virginia and West Virginia assets from our consolidated operations. Interest expense is allocated based on the ratio of net assets of Virginia and West Virginia to our consolidated net assets plus long term debt.

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